                                                                   EXHIBIT 10.15

                               BEA SYSTEMS, INC.
                              EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT, is entered into as of September 1, 1999, between BEA Systems, Inc., a Delaware corporation (the "Company"), and Alfred S. Chuang ("Employee").

                                R E C I T A L S
                                ---------------

     A. Employee entered into an Employment Agreement with the Company dated September 28, 1995 (the "1995 Agreement"), which expired on September 28, 1999.

     B. Company desires to obtain the continued services of Employee, on its own behalf and on behalf of all existing and future Affiliated Companies (defined to mean any corporation or other business entity or entities that directly or indirectly controls, is controlled by, or is under common control with the Company), and Employee desires to secure continued employment from the Company upon the following terms and conditions.

                               A G R E E M E N T
                               -----------------

ACCORDINGLY, THE PARTIES AGREE AS FOLLOWS:

     1. Position, Period of Employment.
        ------------------------------

          (a) Period of Employment. The Company hereby employs Employee to
              --------------------
render services to the Company in the position and with the duties and responsibilities described in Section 1(b) for the period (the "Period of Employment") commencing on the date of this Agreement and ending the earlier of
(i) May 17, 2003; or (ii) the date this Agreement is terminated in accordance with Section 3 below.

          (b) Position. Employee will serve as the Company's Board Member,
              --------
President, Business Operations, and Chief Operating Officer (or in such other position(s) as the Board of Directors of the Company (the "Board") shall designate). Employee shall devote his full time and attention and his best efforts to the performance of the services customarily incident to such office and to such other services as may be reasonably requested by the Board.

          (c) Other Activities. Except upon the prior written consent of the
              ----------------
Board, Employee, during the Period of Employment, will not (i) accept any other employment; (ii) engage, directly or indirectly, in any other business activity (whether or not pursued for pecuniary advantage) that is or may be competitive with, or that might place him in a competing position to that of the Company or any Affiliated Company, as determined in the discretion of the Board; or (iii) engage in any work or business activity of any kind outside those of the Company.

     2. Compensation, Benefits, Expenses.
         --------------------------------


          (a) Compensation. In consideration of the services to be rendered
              ------------
hereunder, including, without limitation, services to any Affiliated Company, Employee shall be paid an annual salary of Three Hundred Thousand Dollars ($300,000.00), payable at the times and pursuant to the procedures regularly established, and as they may be amended, by the Company during the Period of Employment. This rate shall be reviewed annually on a calendar year basis, in accordance with the Company's salary review practices, and adjusted in the sole discretion of the Board of the Company to reflect increases in the cost of living and such other increases as are awarded in accordance with the Company's regular salary review practices for giving salary increases to similarly situated employees.

          (b) Stock Options. Employee is eligible to receive options ("Shares")
              -------------
under the Company's 1997 Flexible Stock Incentive Plan (the "Option Plan") and such other option plans as the Company may from time to time adopt, as approved by the Board or a Committee (as defined in the Option Plan) thereof. Twenty-five percent (25%) of the Shares subject to the Option Plan shall vest twelve months after the date of an Award (as defined in the Option Plan) (the "Vesting Commencement Date"), and 1/48 of the remaining Shares subject to the Option Plan shall vest on each monthly anniversary of the Vesting Commencement Date thereafter. On May 17, 1999, the Board granted Employee the option to purchase 500,000 shares of the common stock of the Company ("Common Stock") at an exercise price of $17.3125 per share. Such options are transferable to the extent provided in the agreement evidencing a grant of an Award and such agreement is amended as described in Exhibit E.

          (c) Bonus. Employee shall be eligible to participate in such bonus
              -----
plans as the Company may from time to time adopt for the benefit of similarly situated employees of the Company. Employee's right to receive any such bonus shall be subject to the terms of any Company bonus plan for which he may become a participant and the terms determined by the Board or a Committee thereof designating him as a participant or granting him an Award thereunder.

          (d) Vacation. Employee shall be entitled to vacation in accordance
              --------
with the Company's vacation policies for similarly situated employees, as such policies may be amended from time to time.

          (e) Benefits. As he becomes eligible therefor, the Company shall
              --------
provide Employee with the right to participate in and to receive benefits from all present and future life, accident, disability, medical, pension, and savings plans and all similar benefits made available generally to similarly situated employees of the Company. The amount and extent of benefits to which Employee is entitled shall be governed by the specific benefit plan, as it may be amended from time to time.

          (f) Expenses. The Company shall reimburse Employee for reasonable
              --------
travel and other business expenses incurred by Employee in the performance of his duties hereunder in accordance with the Company's general policies, as they may be amended from time to time during the course of this Agreement.

     3. Termination of Employment.
        -------------------------

          (a) By Death. The Period of Employment shall terminate automatically
              --------
upon the death of the Employee; provided however that the Company shall pay to the Employee's beneficiaries or estate, as appropriate, the compensation to which he is entitled pursuant to Sections 2(a) and 2(c) and the benefits to which he is entitled pursuant to Section 2(e) shall continue through the end of the Period of Employment, on the same time schedule as if Employee were living. The level of bonus compensation payable pursuant to said Section 2(c) shall be 80% of the target bonus for Employee for the year of termination as reasonably determined by the Board. Thereafter, the Company's obligations hereunder shall terminate. Nothing in this Section shall affect any entitlement of the Employee's heirs to the benefits of any life insurance plan.

          (b) By Disability. If the Employee becomes "permanently disabled" as
              -------------
determined for purposes of the disability insurance policy provided by the Company for Employee, then, to the extent permitted by law, the Period of Employment shall terminate as of the date that Employee shall be deemed to have become "permanently disabled" for purposes of such disability insurance policy, provided, however that, the compensation to which Employee is entitled pursuant to Sections 2(a) and 2(c) (net of amounts paid to Employee pursuant to said disability insurance policy) and the benefits to which he is entitled pursuant to Section 2(e) shall continue through the end of the Period of Employment, on the same time schedule as if Employee were not disabled. The amount of bonus payable to Employee pursuant to this Section 3(b) shall be calculated in the manner set forth in Section 3(a) above. Thereafter, the Company's obligations hereunder shall terminate. Employee shall continue to be receive benefits under any disability plan in which Employee is a participant to the extent permitted under the applicable plan.


          (c) By Company For Cause. The Company may terminate, without
              --------------------
liability, the Period of Employment for Cause (as defined below) at any time upon ten (10) days' advance written notice to Employee, unless the Company terminates Employee's Period of Employment under Section 3(c)(ii) in which case the Company shall provide thirty (30) days' advance written notice to Employee. The Company shall pay Employee the compensation to which he is entitled pursuant to Section 2(a) through the end of the notice period and thereafter the Company's obligations hereunder shall terminate. The Company may terminate the employment of the Employee and all of the Company's obligations under this Agreement at any time for "cause" by giving the Employee notice of such termination, with reasonable specificity of the details thereof. For the purposes of this Section 3(c), "Cause" shall mean: (i) the Employee's material misconduct which could reasonably be expected to have a material adverse effect on the business and affairs of the Company, including but not limited to fraud, misappropriation, embezzlement; (ii) the Employee's failure to substantially perform his duties under this Agreement and such failure is not cured by Employee within thirty (30) days written notice to Employee by the Board; (iii) Employee is convicted of a felony, a crime involving moral turpitude, or criminal act against the Company or any Affiliated Company thereof or any of the assets of any of them; (iv) the Employee's willful breach of any material provision of this Agreement or other agreements between the Employee and the Company. A termination pursuant to Section 3(c) (i), (iv) shall take effect 10 days after the giving of the notice contemplated hereby unless the Employee shall, during such 10-day period, remedy to the satisfaction of the Board of Directors of the Company the misconduct or breach specified of such notice; provided, however, that such
                                                   --------  -------
termination shall take effect immediately upon giving of such notice if the Board of Directors of the Company shall have determined that such misconduct or breach is not remediable which determination shall be stated in such notice. A determination pursuant to Section 3(c) (iii) shall take effect immediately upon giving of the notice contemplated hereby.


          (d) At Will by Employee. At any time and subject to Section 3(g)
              -------------------
below, Employee may terminate the Period of Employment without cause, on written notice to the Company. In the event Employee elects to terminate the Period of Employment pursuant to this Section 3(d), Employee shall give the Company not less than two (2) weeks notice of such termination. If the Employee terminates his employment pursuant to this Section 3(d), the Company shall pay Employee the compensation to which he is entitled pursuant to Section 2(a) through the end of the notice period and thereafter all obligations of the Company shall terminate.

          (e) At Will by the Company. At any time, the Company may terminate the
              ----------------------
Period of Employment for any reason, without cause, upon ten (10) days' written notice to the Employee. In the event the Company elects to terminate the Period of Employment pursuant to this Section 3(e), the Company shall retain Employee as a consultant to the Company for a period commencing on the date of such termination and continuing until the expiration of the Period of Employment (the "Consultancy Period"), during which time Employee agrees to be available (which may include availability via telephone) to perform certain consulting services regarding the business of the Company which shall be mutually agreed upon between the Company and Employee at mutually agreeable places and times. The Company agrees that such consultancy work will not exceed 40 hours per week. Employee shall continue to receive payment of his compensation under Sections 2(a), 2(c) and 2(f) during the Consultancy Period and his benefits described in
Section 2(e) as well as continued stock option vesting in accordance with Employee's stock option agreement (unless Employee's stock options immediately vest pursuant ot the terms of any applicable stock option agreement(s)), whether the Company utilizes Employee's consulting services or not; provided that if (i)
                                                            -------- ----
any of the events listed in paragraph (c) of this Section 3 occur then the Company's obligations hereunder shall be governed in accordance with the applicable paragraph or (ii) Employee breaches Sections 3(h), 3(i) and/or 4 hereof, including a violation of his Proprietary Information and Inventions Agreement (described at Section 4 below), then all of the Company's obligations hereunder shall cease immediately. The amount of bonus payable to Employee pursuant to this Section 3(e) shall be calculated in the manner set forth in
Section 3(a) above through the end of the Consultancy Period. Employee hereby agrees that the Company may terminate the Period of Employment under this
Section 3(e) and subject to the provisions contained herein without regard (i) to any general or specific policies (whether written or oral) of the Company relating to the employment or termination of its employees, or (ii) to any statements made to Employee, whether made orally or contained in any document other than this Agreement, pertaining to Employee's relationship with the Company. During the Consultancy Period, Employee agrees not to compete with the business of the Company during such Consultancy Period as set forth in Section 3(i) hereof.

          (f) Termination by Employee for Good Reason Following Corporate
              -----------------------------------------------------------
Transaction. At any time following a Corporate Transaction (For purposes of this
-----------
Agreement, a "Corporate Transaction" shall include any of the following transactions to which the Company is a party: (i) a merger or consolidation in which the Company is not the surviving entity and securities representing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to holder different from those who held such securities immediately prior to such merger;
(ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company in liquidation or dissolution of the Company; or (iii) any reverse merger in which the Company is the surviving entity but in which securities representing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to holder different from those who held such securities immediately prior to such merger. In addition, a Corporate Transaction shall also include a Change of Control as such is defined in the Option Plan and without limitation of Employee's rights under Section 3(d) above, Employee may terminate the Period of Employment for Good Reason (as defined below) on not less than two (2) weeks written notice to the Company. In the event of a termination by Employee for Good Reason pursuant to this Section 3(f), the Company shall retain Employee as a consultant to the Company, subject to the same terms and conditions of the Consultancy Period set forth in Section 3(e) above. The following shall constitute a termination by Employee for "Good Reason" if: (i) without Employee's express written consent there is an assignment to the Employee of any duties or the reduction of the Employee's duties, either of which is materially inconsistent with Employee's position or responsibilities with the Company in effect immediately prior to such assignment, except in connection with the termination of the Period of Employment for Cause, or due to disability or death; (ii) there is a reduction by the Company in the Employee's annual salary then in effect other than a reduction similar in percentage to a reduction generally applicable to similarly situated employees of the Company; or (iii) a material reduction by the Company in the kind or level of benefits provided to Employee under any benefit plan of the Company in which the Employee is participating, including the bonus described in Section 2(c), with the result that Employee's overall benefits package is significantly reduced, unless similar reductions are made to the overall benefits package of similarly situated employees of the Company; (iv) there is a relocation of the Employee to a facility or a location more than 50 miles from the Company's present location, without the Employee's express written consent; or (v) any material breach by the Company of any material provision of this Agreement.


          (g) Company Right to Require Consulting Services. In the event of a
              --------------------------------------------
termination of the Period of Employment pursuant to Section 3(c) and 3(d) above, the Company shall have the option, exercisable on written notice to Employee within twenty (20) days following such termination of the Period of Employment, to require Employee to provide consulting services upon the same terms provided in Section 3(e) above, including without limitation, Employee's duties not to compete with the Company as provided in Section 3(i), except that: (i) the Company may thereafter terminate the Consultancy Period on thirty (30) days notice to Employee; and (ii) the compensation payable to Employee during the Consultancy Period shall be equal to Employee's salary payable pursuant to
Section 2(a) hereof as prorated and reduced to be equal to an hourly rate (assuming forty (40) hours work weeks and forty-eight (48) full weeks of service during a year), and Employee shall be so paid by the Company at such hourly rate for such consulting services based on the greater of: (i) the actual number of hours of consulting services provided by Employee; and (ii) ten (10) hours per calendar month; provided, that if the Company requires in excess of twenty (20) hours per week of consulting, then the Company shall compensate Employee and provide benefits and bonuses as if Employee is working full time during the Consultancy Period. The Company may require up to a maximum of forty (40) hours per week of consulting services. In the event that the Company requires less than forty (40) hours of consulting services per week, then the Company may not prevent Employee from accepting other employment or engaging in any work or other activity of any kind during the Consultancy Period provided that such employment, work or activity is not competitive with the core application server business of the Company (as defined in Section 3(i) hereof) and Employee may accept such other noncompetitive employment or engage in other noncompetitive work or business activities during the Consultancy Period. The Company acknowledges that once it chooses to require less than forty (40) hours per week of consulting services from Employee that the Company may not later unilaterally increase the consulting services required of Employee to forty (40) hours per week or restrict Employee's ability to accept other noncompetitive employment or engage in other noncompetitive work or activities without Employee's consent, which may be withheld in Employee's discretion.

          (h) Other Termination Obligations.
              -----------------------------

               (1) Employee hereby acknowledges and agrees that all personal property, including, without limitation, all books, manuals, records, reports, notes, contracts, computer files, lists, blueprints, and other documents, or materials, or copies thereof, proprietary information, and equipment furnished to or prepared by Employee in the course of or incident to his employment, including, without limitation, records and any other materials pertaining to the Company's proprietary information, belong to the Company and shall be promptly returned to the Company upon termination of the Period of Employment. Following termination, the Employee will not retain any written or other tangible material containing any Proprietary Information or information pertaining to the Company's proprietary information.

               (2) Upon termination of the Period of Employment, the Employee shall be deemed to have resigned from all offices and directorships then held with the Company or any Affiliated Company.

               (3) Employee agrees that he will not, either directly or indirectly, for a period of two (2) years following the termination of the later of the Period of Employment or the Consultancy Period: (i) contact, for purposes of soliciting employment, any employee of the Company; or, (ii) contact for the purpose of inducing any termination or breach of any contractual relationship with the Company, any individual or entity that has a contractual relationship with the Company.

               (4) Employee agrees to comply with the covenant not to compete as set forth in such Section 3(i).

          (i) Covenant not to Compete. During the Consultancy Period, Employee
              -----------------------
agrees not to compete with the business of the Company during such Consultancy Period, anywhere within, from or into the countries listed in Exhibit A and from
                                                              ---------
or into any additional countries where the Company does business at the time of termination of Employee's employment. For purposes of this Section 3(i), Employee shall be deemed to compete if he either as an employee, employer, consultant, agent, principal, partner, stockholder, corporate officer, director or in any other individual or representative capacity engages or participates, or makes preparations to establish, any business that conducts the same or substantially the same business as or is competitive with the business which is conducted by the Company on the date of Employee's termination, including, without limitation, work relating to Encina, Unikix, CICS/9000 and any activity engaged in by the Company during the twelve months immediately preceding the date of termination of the Period of Employment or any activity contemplated by the Company on the date of such termination. Nothing contained in this Section 3(i) shall be construed to prohibit Employee from purchasing and owning (directly or indirectly) up to one percent (1%) of the capital stock or other securities of any corporation or other entity whose stock or securities are traded on any national or regional securities exchange or the national over-the- counter market and such ownership shall not constitute a violation of this Section 3(i). In the event of a termination of the Period of Employment pursuant to Section 3(c) or 3(d) above, the Company shall have the option, exercisable on written notice to Employee within twenty (20) days following such termination of the Period of Employment, to require Employee to provide consulting services upon the same terms provided in Section 3(g) above, including without limitation, Employee's duties not to compete with the Company as provided herein.

     4. Proprietary Information Agreement. As a condition to his employment with
        ---------------------------------
the Company, Employee shall execute and deliver a copy of the Company's standard form Employee Proprietary Information and Inventions Agreement in substantially the form of Exhibit B attached hereto and incorporated herein. Any breach by
            ---------
Employee of such agreement shall be deemed a breach of this Agreement for purposes of Section 3(c) hereof. Employee's obligations under such Employee Proprietary Information and Inventions Agreement shall survive any termination of the Period of Employment. Employee agrees to comply with the covenants contained in Sections 3(h)(3)-(4) and 3(i) of this Agreement, in addition to any and all covenants contained in the Employee Proprietary Information and Inventions Agreement he executes in accordance with this Section 4.

     5. Loan to Employee. The Company agrees to lend certain amounts to Employee
        ----------------
as provided below, which loan need not be secured by assets of Employee. Each loan will be evidenced by a full recourse promissory note in substantially the form attached hereto as Exhibit C.
                        ---------

          (a) Line of Credit. Employee shall be extended a line of credit for a
              --------------
maximum of Five Million Dollars ($5,000,000.00) (the "Line of Credit"). All advances are subject to the review of and approval by the Company's Chief Financial Officer. Funds shall be advanced upon written notice for funds by Employee to Company (the "Advance"). All funds together with interest from the date of the Advance shall accrue at the applicable federal rate on the date of the Advance, compounded semiannually and shall be due and payable within ninety
(90) days upon the earlier of (i) the date the prior 30 day average fair market value of a share of the Common Stock of the Company increases by at least 50% over the fair market value of a share of the Company's Common Stock on the date of the Advance and (ii) the date of termination of employment pursuant to
Section 3. For purposes of this Section 5, the fair market value of a share of the Common Stock of the Company shall mean the closing price for a share for the last market trading day prior to the time of the determination (or, if no closing price was reported on that date, on the last trading date on which a closing price was reported) on the stock exchange determined by the Company to be the primary market for the Common Stock as reported in The Wall Street Journal or such other source as the Company deems reliable.

     6. Additional Bonus. Provided that the employee continues to be employed by
        ----------------
the Company, an additional bonus amount will be paid at the end of each calendar quarter in the amount of $18,450 (gross) for the duration of this agreement.

     7. Assignment; Successors and Assigns. Employee agrees that he will not
        ----------------------------------
assign, sell, transfer, delegate or otherwise dispose of, whether voluntarily or involuntarily, or by operation of law, any rights or obligations under this Agreement, nor shall Employee's rights be subject to encumbrance or the claims of creditors. Any purported assignment, transfer, or delegation shall be null and void. Nothing in this Agreement shall prevent the consolidation of the Company with, or its merger into, any other corporation, or the sale by the Company of all or substantially all of its properties or assets, or the assignment by the Company of this Agreement and the performance of its obligations hereunder to any successor in interest or any Affiliated Company. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective heirs, legal representatives, successors, and permitted assigns, and shall not benefit any person or entity other than those enumerated above. Without limitation of the foregoing, any such successor in interest (including an entity which acquires substantially all the assets and the business of the Company) in such acquisition transaction or any Affiliated Company shall be bound by all of the terms and conditions of this Agreement.

     8. Notices. All notices or other communications required or permitted
        -------
hereunder shall be made in writing and shall be deemed to have been duly given if delivered by hand or mailed, postage prepaid, by certified or registered mail, return receipt requested, and addressed to the Company at:

                                         BEA Systems, Inc.
                                         2315 North First Street
                                         San Jose, CA  95151
                                         Attn: Chief Financial Officer

or to the Employee at:                   Alfred S. Chuang
                                         c/o Morrison & Foerster
                                         755 Page Mill Rd.
                                         Palo Alto, CA  94304

Notice of change of address shall be effective only when done in accordance with this Section.

     9. Entire Agreement. The terms of this Agreement are intended by the
        ----------------
parties to be the final expression of their agreement with respect to the employment of Employee by the Company and may not be contradicted by evidence of any prior or contemporaneous agreement. The parties further intend that this Agreement shall constitute the complete and exclusive statement of its terms and that no extrinsic evidence whatsoever may be introduced in any judicial, administrative, or other legal proceeding involving this Agreement.

     10. Amendments; Waivers. This Agreement may not be modified, amended, or
         -------------------
terminated except by an instrument in writing, signed by the Employee and by a duly authorized representative of the Company other than Employee. By an instrument in writing similarly executed, either party may waive compliance by the other party with any provision of this

Agreement that such other party was or is obligated to comply with or perform, provided, however, that such waiver shall not operate as a waiver of, or estoppel with respect to, any other or subsequent failure. No failure to exercise and no delay in exercising any right, remedy, or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, or power hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, or power provided herein or by law or in equity.

     11. Severability; Enforcement. If any provision of this Agreement, or the
         -------------------------
application thereof to any person, place, or circumstance, shall be held by a court of competent jurisdiction to be invalid, unenforceable, or void, the remainder of this Agreement and such provisions as applied to other persons, places, and circumstances shall remain in full force and effect. It is the intention of the parties that the covenants contained in Section 3(i) shall be enforced to the greatest extent in time, area, and degree of participation as is permitted by the law of that jurisdiction whose law is found to be applicable to any acts allegedly in breach of these covenants.

     12. Governing Law. The validity, interpretation, enforceability, and
         -------------
performance of this Agreement shall be governed by and construed in accordance with the law of the State of California.

     13. Employee Acknowledgment. Employee acknowledges (i) that he has
         -----------------------
consulted with or has had the opportunity to consult with independent counsel of his own choice concerning this Agreement and has been advised to do so by the Company, and (ii) that he has read and understands the Agreement, is fully aware of its legal effect, and has entered into it freely based on his own judgment.

     14. Exclusive. Both parties agree that this Agreement shall provide the
         ---------
exclusive remedies for any breach by the Company of its terms.

          The parties have duly executed this Agreement as of the date first written above.

COMPANY:                                  EMPLOYEE:

BEA SYSTEMS, INC.

By: /s/ Robert F. Donohue                /s/ Alfred S. Chuang
   _________________________________     _______________________________
                                         Alfred S. Chuang

Title: V.P., Legal & Secretary
      ______________________________

                                   EXHIBIT A
                                       to
                              EMPLOYMENT AGREEMENT
                              --------------------

England
France
Germany
Japan
United States

                                   EXHIBIT B
                               BEA SYSTEMS, INC.


                                September, 1999

           EMPLOYEE PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT
           ---------------------------------------------------------

                                 (Rev. 9/23/98)

     In consideration of my employment by BEA Systems, Inc., a Delaware corporation (the "Company"), I hereby agree to certain restrictions placed by the Company on my use and development of information and technology of the Company, as more fully set out below.

1. Proprietary Information.
   -----------------------


   (a)  Confidential Restrictions.  I understand that, in the course of my
        -------------------------
        work as an employee of the Company, I may have access to Proprietary Information (as defined below) concerning the Company. I acknowledge that the Company has developed, compiled, and otherwise obtained, often at great expense, this information, which has great value to the Company's business. I agree to hold in strict confidence and in trust for the sole benefit of the Company all Proprietary Information and will not disclose any Proprietary Information, directly or indirectly, to anyone outside of the Company, or use, copy, publish, summarize, or remove from Company premises such information (or remove from the premises any other property of the Company) except (i) during my employment to the extent necessary to carry out my responsibilities as an employee of the Company or (ii) after termination of my employment, as specifically authorized in writing by a duly authorized officer of the Company. I further understand that the publication of any Proprietary Information through literature or speeches must be approved in advance in writing by a duly authorized officer of the Company.

   (b)  Proprietary Information Defined.  I understand that the term
        -------------------------------
        "Proprietary Information" in this Agreement means all information and any idea whether disclosed to, learned by or developed by me, pertaining in any manner to the business of the Company or to the Company's affiliates, consultants, or business associates, unless (i) the information is or becomes publicly known through lawful means; (ii) the information was rightfully in my possession or part of my general knowledge prior to my employment by the Company; or (iii) the information is disclosed to me without confidential or proprietary restriction by a third party who rightfully possesses the information (without confidential or proprietary restriction) and did not learn of it, directly or indirectly, from the Company. I understand that this definition includes information or ideas in any form, tangible or intangible, including without limitation, all documents, books, papers, drawings, models, sketches, and other data of any kind and description, including electronic data recorded or retrieved by any means, that have been or will be given to me by the Company (or any affiliate of it), as well as written or verbal instructions or comments. I further understand that the Company considers the following information to be included, without limitation, in the definition of Proprietary Information: (A) schematics, techniques, employee suggestions, development tools and processes, computer printouts, computer programs, design drawings and manuals, electronic codes, formulas and improvements; (B) information about costs, profits, markets, sales, customers, potential customers targeted by the Company and bids; (C) plans for future development and new product concepts, business marketing plans; and (D) corporate organization, personnel files, salary ranges and information about the compensation, equity and benefits provided to other employees.

(c)  Information Use.  I agree that I will maintain at my work area or in other
     ---------------
     places under my control only such Proprietary Information that I have a current "need to know," and that I will return to the appropriate person or location or otherwise properly dispose of Proprietary Information once my need to know no longer exists. I agree that I will not make copies of information unless I have a legitimate need for such copies in connection with my work.

(d)  Prior Actions and Knowledge.  I hereby represent and warrant that from the
     ---------------------------
     time of my first contact or communication with the Company I have held in strict confidence and in trust for the sole benefit of the Company all Proprietary Information and have not disclosed any Proprietary Information, directly or indirectly, to anyone outside of the Company, or used, copied, published, or summarized any Proprietary Information except to the extent permitted by Section 1(a) above. Except as disclosed on Schedule A to this
                                                              ---------
     Agreement, I do not know anything about the Company's business or Proprietary Information, other than information I have learned from the Company in the course of being hired.

(e)  Third Party Information.  I recognize that the Company has received and in
     -----------------------
     the future will receive from third parties their confidential or proprietary information subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. I agree that I owe the Company and such third parties, during the term of my employment and thereafter, a duty to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm, or corporation (except as necessary in carrying out my work for the Company consistent with the Company's agreement with such third party) or to use it for the benefit of anyone other than for the Company or such third party (consistent with the Company's agreement with such third party) without the express written authorization of a duly authorized officer of the Company.

(f)  Interference with Business.  I hereby acknowledge that pursuit of the
     --------------------------
     activities forbidden by this paragraph 1(f) would necessarily involve the use or disclosure of Proprietary Information in breach of paragraph 1(a), but that proof of such breach would be extremely difficult. To forestall such disclosure, use, and breach, I agree that for the term of this Agreement and for a period of one (1) year after termination of my employment with the Company, I shall not, for myself or any third party, directly or indirectly (i) divert or attempt to divert from the Company (or any affiliate of it that might be formed) any business of any kind in which it is engaged, including, without limitation, the solicitation of or interference with any of its suppliers or customers or
     (ii) solicit, recruit or encourage to leave their employment or recommend for employment any person employed by the Company. Furthermore, I agree that during the period of my employment with the Company I shall not engage in any business activity that is or may be competitive with the Company, except where I can prove that the action was taken without the use in any way of Proprietary Information. I understand that this paragraph 1(f) does not prevent me from working for a competitor following termination of my employment with the Company as long as I am able to and do comply with the provisions of this Agreement.

2.   Inventions.
     ----------


     (a)  Defined; Statutory Notice.  I understand that during the term of my
          -------------------------
          employment, there are certain restrictions on my development of technology, ideas, and inventions, referred to in this Agreement as "Invention Ideas." The term Invention Ideas means all ideas, processes, inventions, technology, designs, formulas, discoveries, patents, copyrights, and trademarks, and all improvements, rights, and claims related to the foregoing, that are conceived, developed, or reduced to practice by me alone or with others except to the extent that California Labor Code Section 2870 lawfully prohibits the assignment. I understand that Section 2870(a) provides:

          Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer's equipment, supplies, facilities, or trade secret information except for those inventions that either:

          (1) Relate at the time of conception or reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer.

          (2)  Result from any work performed by the employee for the employer.

     (b)  Disclosure.  I agree to maintain adequate and current written
          ----------
          records on the development of all Invention Ideas and to disclose promptly to the Company all Invention Ideas and relevant records, which records will remain the sole property of the Company. I further agree that all information and records pertaining to any idea, process, invention, technology, design, formula, discovery, patent, copyright or trademark, that I do not believe to be an Invention Idea, but is conceived, developed, or reduced to practice by me (alone or with others) during my period of employment or during the one-year period following termination of my employment, shall be promptly disclosed to the Company (such disclosure to be received in confidence). The Company shall examine such information to determine if in fact it is an Invention Idea subject to this Agreement.

(c)  Assignment.  I agree to assign to the Company, without further
     ----------
     consideration, my entire right, title, and interest (throughout the United States and in all foreign countries), free and clear of all liens and encumbrances, in and to each Invention Idea, which shall be the sole property of the Company, whether or not copyrightable or patentable. In the event any Invention Idea shall be deemed by the Company to be copyrightable or patentable or otherwise registrable, I will assist the Company (at its expense) in obtaining letters patent or other applicable registrations thereon and I will execute all documents and do all other things (including testifying at the Company's expense) necessary or proper to accomplish such registrations thereon and to vest the Company with full title thereto. Should the Company be unable to secure my signature on any document necessary to apply for, prosecute, obtain, or enforce any patent, copyright, or other right or protection relating to any Invention Idea, whether due to my mental or physical incapacity or any other cause, I hereby irrevocably designate and appoint the Company and each of its duly authorized officers and agents as my agent and attorney-in-fact, to act for and in my behalf and stead, to execute and file any such document, and to do all other lawfully permitted acts to further the prosecution, issuance, and enforcement of patents, copyrights, or other rights or protection with the same force and effect as if executed and delivered by me.

(d)  Exclusions.  Except as disclosed in Schedule A attached hereto and
     ----------                          ----------
     incorporated herein, there are no ideas, processes, inventions, technology, writings, programs, designs, formulas, discoveries, patents, copyrights, or trademarks, or improvements to the foregoing, that I wish to exclude from the operation of this Agreement. To the best of my knowledge, there is no existing contract in conflict with this Agreement or any other contract to assign ideas, processes, inventions, technology, writings, programs, designs, formulas, discoveries, patents, copyrights, or trademarks, or improvements thereon, that is now in existence between me and any other person or entity.

(a)  License for Other Inventions.  If, in the course of my employment, with the
     -----------------------------
     Company, I incorporate into Company property an invention owned by me or in which I have an interest, the Company is granted a nonexclusive, royalty-free, irrevocable, perpetual, worldwide license to make, modify, use and sell my invention as part of and in connection with the Company property.

(e)  Post-Termination Period.  I acknowledge that because of the difficulty of
     -----------------------
     establishing when something is first conceived or developed by me, or whether it results from access to Proprietary Information or the Company's equipment, facilities, and data, I agree that any idea, process, invention, technology, writing, program, design, formula, discovery, patent, copyright, or trademark, or any improvement, rights, or claims related to the foregoing, shall be presumed to be an Invention Idea if it is conceived, developed, used, sold, exploited, or reduced to practice by me or with my aid within one (1) year after my termination of employment with the Company. I can rebut the above presumption if I prove that the idea, process, invention, technology, writing, program, design, formula, discovery, patent, copyright, or trademark, or improvement, right or claim, is not an Invention Idea as defined in paragraph 2(a).


     (f)  California Labor Code.  I understand that nothing in this Agreement is
           ---------------------
          intended to expand the scope of protection provided me by Sections 2870 through 2872 of the California Labor Code.

3.   Former or Conflicting Agreements. During my employment with the Company, I
     --------------------------------
     will not disclose to the Company, or use, or induce the Company to use, any proprietary information or trade secrets of others. I represent and warrant that I have returned all property and confidential information belonging to all prior employers, if any. I further represent and warrant that my employment by the Company and my performance of the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by me in confidence or in trust prior to my employment by the Company. I have not entered into, and I agree I will not enter into, any oral or written agreement in conflict with my obligations under this Agreement.

4.   Government Contracts. I understand that the Company has or may enter into
     --------------------
     contracts with the government under which certain intellectual property rights will be required to be protected, assigned, licensed, or otherwise transferred and I hereby agree to execute such other documents and agreements as are necessary to enable the Company to meet its obligations under any such government contracts.

5.   Termination. I hereby acknowledge and agree that all personal property,
     -----------
     including, without limitation, all source code listings, books, manuals, records, models, drawings, reports, notes, contracts, lists, blueprints, and other documents or materials or copies thereof, all equipment furnished to or prepared by me in the course of or incident to my employment, and all Proprietary Information belong to the Company and will be promptly returned to the Company upon termination of my employment with the Company. Following my termination, I will not retain any written or other tangible material containing any Proprietary Information or information pertaining to any Invention Idea. I understand that my obligations contained herein will survive the termination of my employment and that I will continue to make all disclosures required of me by paragraph 2(b). In the event of the termination of my employment, I agree, if requested by the Company, to sign and deliver the Termination Certificate attached as Schedule B hereto and
                                                         ----------
     incorporated herein. I agree that after the termination of my employment with the Company, I will not enter into any agreement that conflicts with my obligations under this Agreement and will inform any subsequent employers of my obligations under this Agreement.

6.   NO IMPLIED EMPLOYMENT RIGHTS. I RECOGNIZE THAT NOTHING IN THIS AGREEMENT
     ----------------------------
     SHALL BE CONSTRUED TO IMPLY THAT MY EMPLOYMENT IS GUARANTEED FOR ANY PERIOD OF TIME EXCEPT AS OTHERWISE AGREED IN A WRITTEN AGREEMENT SIGNED BY A DULY AUTHORIZED OFFICER OF THE COMPANY.

7.   Remedies. I recognize that nothing in this Agreement is intended to limit
     --------
     any remedy of the Company under the California Uniform Trade Secrets Act and that I could face possible criminal and civil actions, resulting in imprisonment and substantial monetary liability, if I misappropriate the Company's trade secrets. In addition, I recognize that my violation of this Agreement could cause the Company irreparable harm, the amount of which may be extremely difficult to estimate, thus, making any remedy at law or in damages inadequate. Therefore, I agree that the Company shall have the right to apply to any court of competent jurisdiction for an order restraining any breach or threatened breach of this Agreement and for any other relief the Company deems appropriate. This right shall be in addition to any other remedy available to the Company in law or equity.

8.   Miscellaneous Provisions.
     ------------------------

     (a)  Assignment. I agree that the Company may assign to another person or
          ----------
          entity any of its rights under this Agreement.

     (b)  Governing Law; Severability. The validity, interpretation,
          ---------------------------
          enforceability, and performance of this Agreement shall be governed by and construed in accordance with the laws of the State of California. If any provision of this Agreement, or application thereof to any person, place, or circumstance, shall be held by a court of competent jurisdiction to be invalid, unenforceable, void or unconscionable, such provision shall be enforced to the greatest extent permitted by law and the remainder of this Agreement and such provision as applied to other persons, places, and circumstances shall remain in full force and effect.

     (c)  Entire Agreement. The terms of this Agreement are the final expression
          ----------------
          of my agreement with respect to the subject matter hereof and may not be contradicted by evidence of any prior or contemporaneous agreement. This Agreement shall constitute the complete and exclusive statement of its terms and no extrinsic evidence whatsoever may be introduced in any judicial, administrative, or other legal proceeding involving this Agreement.

     (d)  Amendment; Waivers. This Agreement can be amended or terminated only
          -------------------
          by a written agreement signed by a duly authorized officer of the Company and me. No failure to exercise or delay in exercising any right under this Agreement shall operate as a waiver thereof.

     (a)

     (e)  Successors and Assigns. This Agreement shall be binding upon and shall
          ----------------------
          inure to the benefit of me, my heirs, executors, administrators, and successors, as well as the Company's successors and assigns.

     (f)  Application of this Agreement. I hereby agree that my obligations set
          -----------------------------
          forth in Sections 1 and 2 hereof and the definitions of Proprietary Information and Invention Ideas contained therein shall be equally applicable to Proprietary

          Information and Invention Ideas relating to any work performed by me for the Company prior to the execution of this Agreement.

     I HAVE READ THIS AGREEMENT CAREFULLY AND UNDERSTAND ITS TERMS. I HAVE COMPLETELY NOTED ON SCHEDULE A TO THIS AGREEMENT ANY PROPRIETARY INFORMATION, IDEAS, PROCESSES, INVENTIONS, TECHNOLOGY, WRITINGS, PROGRAMS, DESIGNS, FORMULAS, DISCOVERIES, PATENTS, COPYRIGHTS, OR TRADEMARKS, OR IMPROVEMENTS, RIGHTS, OR CLAIMS RELATING TO THE FOREGOING, THAT I DESIRE TO EXCLUDE FROM THIS AGREEMENT.


Date:      9-1-99                               ALFRED CHUANG
     ------------------------                ------------------------------
                                                   Employee Name

                                             /s/ Alfred Chuang
                                             ------------------------------
                                                   Employee Signature

                                   SCHEDULE A
                                   ----------

                             EMPLOYEE'S DISCLOSURE
                             ---------------------

1.   Proprietary Information. Except as set forth below, I acknowledge that at
     -----------------------
     this time I know nothing about the business or Proprietary Information of BEA Systems, Inc., a Delaware corporation (the "Company"), other than information I have learned from the Company in the course of being hired:


     ------------------------------------------------------------------------

     ------------------------------------------------------------------------

     ------------------------------------------------------------------------

     ------------------------------------------------------------------------


2.   Prior Inventions. Except as set forth below, there are no ideas, processes,
     ----------------
     inventions, technology, writings, programs, designs, formulas, discoveries, patents, copyrights, or trademarks, or any claims, rights, or improvements to the foregoing, that I wish to exclude from the operation of this
     Agreement:

     ------------------------------------------------------------------------

     ------------------------------------------------------------------------

     ------------------------------------------------------------------------

     ------------------------------------------------------------------------





Date:    9/1/99                                  Alfred Chuang
     ----------------------------              -------------------------
                                                   Employee Name

                                               /s/ Alfred Chuang
                                               -------------------------
                                                   Employee Signature

                                   SCHEDULE B
                                   ----------

                       TERMINATION CERTIFICATE CONCERNING
                               BEA SYSTEMS, INC.
                     PROPRIETARY INFORMATION AND INVENTIONS
                     --------------------------------------

     This is to certify that I have returned all personal property of BEA Systems, Inc., a Delaware corporation (the "Company"), including, without limitation, all source code listings, books, manuals, records, models, drawings, reports, notes, contracts, lists, blueprints, and other documents and materials, Proprietary Information, and equipment furnished to or prepared by me in the course of or incident to my employment with the Company, and that I did not make or distribute any copies of the foregoing.

     I further certify that I have reviewed the Employee Proprietary Information and Inventions Agreement signed by me and that I have complied with and will continue to comply with all of its terms, including, without limitation, (i) the reporting of any idea, process, invention, technology, writing, program, design, formula, discovery, patent, copyright, or trademark, or any improvement, rights, or claims related to the foregoing, conceived or developed by me and covered by the Agreement and (ii) the preservation as confidential of all Proprietary Information pertaining to the Company. This certificate in no way limits my responsibilities or the Company's rights under the Agreement.

     On termination of my employment with the Company, I will be employed by _____________________ [Name of New Employer] [in the ______________ division]
and I will be working in connection with the following projects:

                       [generally describe the projects]




      ------------------------------------------------------------------------

     ------------------------------------------------------------------------

     ------------------------------------------------------------------------

     ------------------------------------------------------------------------




Date:
      --------------------------               ------------------------
                                                   Employee Name


                                               ------------------------
                                                   Employee Signature

                          Exhibit C - PROMISSORY NOTE
                                   (Advance)

$5,000,000                                                     September 1, 1999
                                                            San Jose, California

     Pursuant to the terms of that certain Employment Agreement dated September 1, 1999 (the "Employment Agreement") between the undersigned Alfred S. Chuang ("Maker") and BEA Systems, Inc., a Delaware corporation (the " Company") at its address 2315 North First Street San Jose, CA 95151, Maker, for value received, promises to pay to the Company the principal sum of $5,000,000 with interest from the date hereof at a rate of 7% per annum, compounded semiannually on the unpaid balance of such principal sum.

     Such principal and interest shall be due and payable within ninety (90) days upon the earlier of (i) the date on which the prior 30 day average fair market value of a share of the Common Stock of the Company increases by at least 50% over the fair market value of a share of the Company's Common Stock on the date of hereof, and (ii) the date of termination of employment of Maker pursuant to Section 3 of the Employment Agreement. The fair market value of a share of the Common Stock of the Company shall be calculated as set forth in the Employment Agreement. In the event of a Corporate Transaction as defined in the Employment Agreement, all outstanding amounts due hereunder shall be forgiven immediately prior to the consummation of such Corporate Transaction and this Note shall be cancelled.

     This Note evidences the Company's loan to the undersigned pursuant to the terms of Section 5(a) of the Employment Agreement.

     Interest shall be computed on the basis of a year of 360 days. All amounts payable under this Note are payable in lawful money of the United States, without notice, demand, offset or deduction. For purposes of interest accrual, checks will constitute payment upon receipt.

     The following occurrence shall constitute an "Event of Default" under this
Note: Maker shall fail to pay any payment of principal or interest, within ten
(10) days of receipt of notice of failure to pay amounts when due in accordance with the terms hereof.

     Upon the occurrence of any Event of Default hereunder, the entire unpaid principal balance of this Note (including accrued interest) shall, at the option of the Company and without notice or demand of any kind to Maker or any other person, immediately become due and payable, and the Company shall have and may exercise any and all rights and remedies available to it at law or in equity.

     Maker promises to pay on demand all reasonable out-of-pocket costs of and expenses of the Company in connection with the collection of amounts due hereunder, including, without limitation, attorneys' fees incurred in connection therewith, whether or not any lawsuit is ever filed with respect thereto.


     Maker and any endorsers or guarantors of this Note for themselves, their heirs, legal representatives, successors and assigns, respectively, severally waive diligence, presentment, protest and demand and also notice of protest, demand, dishonor and nonpayment of this Note.

     This Note shall inure to the benefit of the Company and its successors and assigns. The obligations of Maker hereunder shall not be assignable without the consent of the Company.

     This Note shall be governed by and construed in accordance with the laws of the State of California. If there is a lawsuit on this Note, the parties agree to submit to the jurisdiction of the courts of Santa Clara County, California.

     IN WITNESS WHEREOF, the undersigned has executed and delivered this Note as of the date first above written.

                              MAKER


                              --------------------------------

                                   Exhibit E

                                   AMENDMENT

                                       TO

                               BEA SYSTEMS, INC.

                           1997 STOCK INCENTIVE PLAN

                        INCENTIVE STOCK OPTION AGREEMENT

     This Amendment is made and dated as of September 1, 1999 by and between BEA Systems, Inc., a Delaware corporation (the "Company") and Alfred S. Chuang ("Optionee") with respect to that certain stock option agreement dated May 17, 1999, between the Company and Optionee (the "Agreement") granted under the Company's 1997 Stock Incentive Plan (the "Plan"):

                                    RECITALS

     WHEREAS, the Company and Optionee now desire to amend the Agreement to provide for the full vesting of the Option upon a Change in Control or Corporate Transaction (as defined in the Plan) of the Company provided that both of the conditions, as specified below, are met:

     1. That the initiation (e.g. Memo of Understanding ) of a business combination resulting in a Change in Control occurs at least 6 months from the effective date of this Agreement.

     2. That there is a substantive change of responsibilities after or as a result of a Change in Control.

NOW THEREFORE, the parties hereto agree as follows:

                                   AGREEMENT

     1. Vesting of Right to Exercise Option. The Vesting Schedule of the
        -----------------------------------
Agreement, as set forth in the Notice of Stock Option Grant related thereto, is hereby amended in its entirety to read as follows:

     "Vesting Schedule:

          Twenty-five percent (25%) of the Number of Shares shall vest and may be exercised upon the first anniversary of the Date of Grant and an additional 1/48th of the Number of Shares shall vest and may be exercised upon the monthly anniversary of the Date of Grant thereafter; provided, however, that all of the Number of Shares shall vest immediately if, as a result of a Change in Control or Corporate Transaction (as defined in the Plan) which occurs as a result of a Memo of Understanding or similar document executed by the Company and the acquiring party after March 1, 2000, Optionee's employment is terminated by the Company or a successor company without "Cause" or voluntarily by the Optionee with "Good Reason" following the Corporate Transaction or Change in Control.

          For the purposes of this Agreement "Cause" and "Good Reason" have the meanings set forth in Optionee's Employment Agreement dated September 1, 1999.

     2.  Agreement Continues.  Except as specifically modified herein, the terms
         -------------------
and conditions of the Agreement shall remain in full force and effect.

     3.  Definitions.  Capitalized terms used herein shall have the meanings set
         -----------
  forth in the Agreement, unless otherwise specifically defined herein.

     4.  Counterparts.  This Amendment may be executed in any number of
         ------------
  counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     IN WITNESS WHEREOF, the Company has caused this Amendment to be executed on its behalf, and Optionee has hereunto set Optionee's hand as of the day and year first above written.

                              BEA SYSTEMS, INC.,
                              a Delaware corporation

                              By: /s/ Robert F. Donohue
                                 ---------------------------

                              Title: V.P. Legal & Secretary
                                    -----------------------

                              Optionee:

                              /s/ Alfred S. Chuang
                              -----------------------------
                              Alfred S. Chuang

                              Address: 1305 Victoria Terrace
                                      ---------------------------

                                       Sunnyvale, CA  94082
                                      ---------------------------